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                                                                    Exhibit 10.4

                               SUBLEASE AGREEMENT



THIS SUBLEASE AGREEMENT (this "SUBLEASE") is entered into as of July 20, 1999, by and between TIMES SQUARE STUDIOS LTD, a New York corporation ("SUBLANDLORD"), and APPLIED THEORY CORPORATION, a Delaware corporation ("SUBTENANT"), with reference to the following facts:

A. Zapco 1500 Investment, L.P., a Delaware limited partnership ("MASTER LANDLORD"), as landlord, and Disney Enterprises, Inc. ("DISNEY ENTERPRISES"), as tenant, entered into that certain Amended and Restated Lease dated as of November 11, 1997 which, together with all exhibits, schedules and other attachments thereto are referred to herein as the "MASTER LEASE".

B. Pursuant to that certain Assignment and Assumption Agreement dated as of June 11, 1998, between Disney Enterprises and Sublandlord, Disney Enterprises assigned its interest as tenant under the Master Lease to Sublandlord.

C. Under the Master Lease, as assigned, Sublandlord currently leases certain space from Master Landlord consisting of approximately 76,897 rentable square feet in the Building, which is commonly known as 1500 Broadway, New York, New York 10036 (the "MASTER PREMISES"). A full and complete copy of the Master Lease (with certain economic terms redacted) is attached hereto as EXHIBIT A.

D. Sublandlord wishes to sublease to Subtenant, and Subtenant wishes to hire from Sublandlord, a portion of the Master Premises consisting of approximately 22,193 rentable square feet (17,311 usable square feet) on the third floor of the Building (collectively, the "PREMISES"). The Premises are depicted on EXHIBIT B attached hereto.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.       GRANT; SUBLEASE SUBJECT TO MASTER LEASE.

         (a) Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby hires the Premises from Sublandlord, according to the terms and conditions of this Sublease. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease is subject and subordinate to all of the terms and conditions of the Master Lease. All of the terms and conditions of the Master Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant and Sublandlord to the same extent as if Subtenant were named as Tenant and Sublandlord were named as Landlord under the Master Lease; provided, however, that Sublandlord shall not be liable for any defaults by Master Landlord. For purposes of this Sublease, with respect to the incorporation of the terms of the Master Lease herein, all references in the Master Lease to "Premises" shall be deemed to refer to the Premises herein defined and not to any other portion of the
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Master Premises. Terms defined in the Master Lease have the same meaning when used herein unless such terms are specifically defined herein. In the event of a conflict between the Master Lease and this Sublease, the terms of this Sublease shall prevail; provided, however, that if there is a conflict between the Master Lease and this Sublease with respect to obligations owed to Master Landlord, the Master Lease shall prevail.

         (b) For purposes of incorporation herein, the terms of the Master Lease are subject to the following modifications:

                           (i) With respect to the Tax Payment, Subtenant's share ("SUBTENANT'S SHARE") shall be calculated by dividing (a) the actual number of rentable square feet of floor space within the Premises, measured to the exterior faces of exterior walls (which is currently 22,193 rentable square feet) by
                                    (b) the actual number of rentable square feet in the Building, which is currently 501,429 rentable square feet. For purposes of this Sublease, the "BASE TAXES" shall mean Taxes for the Tax Year commencing on July 1, 1998 and ending on June 30, 1999. All references to Tenant's Share in the Master Lease shall be deemed to refer to Subtenant's Share for purposes of this Sublease.

                           (ii) With respect to Article 27 of the Master Lease, Subtenant shall have no obligation to pay for increases in or escalations of the Operating Payment, or otherwise contribute toward the payment of Operating Expenses payable by Sublandlord under the Master Lease, whether or not attributable to the Premises, it being hereby stipulated and agreed that Subtenant's Share of Operating Expenses (including all escalations and increases) is included in the Fixed Rent reserved hereunder.

                           (iii) Subject to compliance with all Requirements, the Premises shall be used and occupied by Subtenant solely as general office space and for no other purpose. All other provisions of the Master Lease referencing permitted uses of the Premises are specifically excluded from this Sublease.

                           (iv) With respect to Section 9.2 of the Master Lease, Subtenant shall have no right to self-insure.

                           (v) With respect to Section 13 of the Master Lease, Subtenant shall have no right to elect direct metering.

                           (vi) With respect to Article 27 of the Master Lease, Subtenant shall have no right to cause Sublandlord or Landlord to initiate tax reduction proceedings.

                           (vii) In all provisions of the Master Lease requiring the approval or consent of Master Landlord, Subtenant shall be required to obtain

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                                    the approval or consent of both Sublandlord
                                    and Master Landlord, which consent by Master
                                    Landlord and Sublandlord (as if Sublandlord were Master Landlord) shall be subject to the qualifications contained in the Master Lease unless otherwise provided herein;

                           (viii)   The term "Indemnitees" shall mean
                                    Sublandlord, Landlord, Agent and their
                                    respective direct and indirect partners, shareholders, officers, directors, employees and contractors.

                           (ix) In all provisions of the Master Lease requiring Sublandlord to submit, exhibit to, supply or provide Master Landlord with evidence, certificates, or any other matter or thing related to the Premises, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory in accordance with the standards set forth in the Master Lease; and

                           (x) Sublandlord shall have no obligation to Subtenant to restore or rebuild any portion of the Premises after any destruction and/or taking by eminent domain but Sublandlord's obligations to Master Landlord shall remain as stated in the Master Lease.

         (c) In addition to any provisions specifically excluded above, the following provisions of the Master Lease are specifically excluded from this Sublease (provided, however, that if terms are defined in any of such provisions of the Master Lease, such definitions will not be excluded from this Sublease): the definition of "Tenant's Share," Sections 1.1, 1.2, 1.3, 1.4, 2.1(C), (D) and
(F), 2.4, 3.2, the 3rd sentence of Section 3.3(B), Sections 3.3(H), 3.6(B) and 3.8, the 2nd sentence of Section 10.3, Sections 12.4(B), 13.3(A)-(D), 16.1(B), 18.2, 27.1(C), 27.3 28.2, 31.1(B)(ii), 31.2(B) and 31.6; and Articles 26, 34,
39, 43, 46, 48, 49 and 50. Further, all provisions in the Master Lease regarding or relating to either the "Ex-Landlord's Work" and/or "Asbestos Removal Work" are specifically excluded from this Sublease (including, without limitation, Exhibit 3 of the Master Lease), and Subtenant shall have no liability or obligation with respect thereto.

2. TERM; OPTION TO TERMINATE. The term of this Sublease (the "SUBLEASE TERM") shall commence on the date this Sublease is executed by both parties (the "SUBLEASE COMMENCEMENT DATE") and shall continue through the day before the 10th anniversary of the Sublease Rent Commencement Date (as defined below). This Sublease may be terminated prior to the expiration of the Sublease Term on the following terms and conditions:

         (a) SUBLANDLORD'S TERMINATION OPTION. Sublandlord shall have a one-time right to terminate this Sublease, which termination shall be effective as of the day before the fifth (5th) anniversary of the Sublease Rent Commencement Date (the "EARLY

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TERMINATION DATE") to allow Sublandlord or a Related Entity of Sublandlord to use the Premises; provided that Sublandlord delivers written notice of its intent to terminate this Sublease to Subtenant at least seven (7) months prior to the Early Termination Date.

         (b) SUBTENANT'S TERMINATION OPTION. Subtenant shall have a one-time right to terminate this Sublease, which termination shall be effective as of the Early Termination Date; provided that Subtenant delivers written notice of its intent to terminate this Sublease ("SUBTENANT'S TERMINATION NOTICE") to Sublandlord at least six (6) months prior to the Early Termination Date and provided, further, that Subtenant delivers to Sublandlord, together with Subtenant's Termination Notice, the sum of all the following: (a) the unamortized portion of the Tenant Improvement Allowance, the Brokerage Commission and the Free Rent (all of which terms are defined below), which amounts shall be amortized over the full Sublease Term at an annual interest rate of nine percent (9%), and (b) the amount that is equal to five (5) months of Fixed Rent (collectively, the "TERMINATION FEE"). The Termination Fee is equal to Eight Hundred Ninety Thousand Eight Hundred Seventy-six Dollars and Thirty-Three Cents ($890,876.33).

         (c) SUBTENANT DEFAULT. If this Sublease is terminated prior to the end of the Sublease Term because of an Event of Default by Subtenant, then in addition to any other amounts due Sublandlord, Subtenant shall pay to Sublandlord the sum of the unamortized portions of the Tenant Improvement Allowance, the Brokerage Commission and the Free Rent, which amount shall be amortized over the full Sublease Term at an annual interest rate of nine percent (9%).

         (d) NO OBLIGATION TO OPERATE. Anything contained in the Master Lease or this Sublease to the contrary notwithstanding, it is expressly acknowledged that this Sublease contains no implied or express covenant for Subtenant to conduct business in the Premises, continuously or otherwise, or (when conducting business in the Premises) to operate during any particular hours or, subject to the terms of this Sublease and the Master Lease, to conduct its business in any particular manner; provided, however, that Subtenant shall be obliged to illuminate the Premises during Business Hours pursuant to Subsection 31.1(B)(i) of the Master Lease, and provided further, that Subtenant shall comply with all of its obligations under this Sublease, including, without limitation, the obligation to pay Rent hereunder, to maintain and secure the Premises, and to insure the Premises.

3. RENT. Subtenant shall pay Rent (defined in Section 3(b) below) to Sublandlord without prior demand, deduction or set-off, other than as provided in this Sublease. Subtenant shall pay Rent to Sublandlord or, upon written notice from Sublandlord, to Sublandlord's designee, during the Sublease Term by check to Sublandlord's primary notice address (set out in Section 13 below) or to such other place as Sublandlord may from time to time designate in writing to Subtenant.

         (a) FIXED RENT. Subtenant shall pay to Sublandlord, without prior demand, the following annual "FIXED RENT" during the Sublease Term, in equal monthly installments, on the first day of each calendar month during the Sublease Term,

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commencing on the date that is one hundred twenty (120) days following the
Sublease Commencement Date (the "SUBLEASE RENT COMMENCEMENT DATE"). The period between the Sublease Commencement Date and the Sublease Rent Commencement Date shall be a free rent period and the value attributed to such free rent period is One Hundred Eighty Thousand Dollars ($180,000.00) (the "FREE RENT"). Annual Fixed Rent shall be:

                           (i)      Five Hundred Forty Thousand Dollars
                                    ($540,000.00) or Sublease Year (defined
                                    below) 1;

                           (ii) Five Hundred Forty-Nine Thousand Four Hundred Fifty Dollars ($549,450.00) for Sublease Year 2.

                           (iii) Five Hundred Fifty-Nine Thousand Sixty-Five Dollars and Thirty-Seven Cents ($559,065.37) for Sublease Year 3;

                           (iv) Five Hundred Sixty-Eight Thousand Eight Hundred Forty-Nine Dollars and Two Cents ($568,849.02) for Sublease Year 4;

                           (v) Five Hundred Seventy-Eight Thousand Eight Hundred Three Dollars and Eighty-Eight Cents ($578,803.88) for Sublease Year 5;

                           (vi)     Six Hundred Sixty Thousand Dollars
                                    ($660,000.00) for Sublease Year 6;

                           (vii) Six Hundred Seventy-One Thousand Five Hundred Fifty Dollars ($671,550.00) for Sublease Year 7;

                           (viii) Six Hundred Eighty-Three Thousand Three Hundred Two Dollars and Twelve Cents ($683,302.12) for Sublease Year 8;

                           (ix) Six Hundred Ninety-Five Thousand Two Hundred Fifty-Nine Dollars and Ninety-One Cents ($695,259.91) for Sublease Year 9; and

                           (x) Seven Hundred Seven Thousand Four Hundred Twenty-Six Dollars and Ninety-Six Cents ($707,426.96 for Sublease Year 10.

For purposes of calculating Rent under this Sublease, each "SUBLEASE YEAR" shall be a period of one year (or, for the Sublease Year in which this Sublease expires or is terminated, a portion of one year), the first of which periods shall begin on the first day of the month in which the Sublease Rent Commencement Date occurs.

         (b) ADDITIONAL RENT. All monetary obligations of Subtenant under this Sublease that are in addition to Fixed Rent, including but not limited to any taxes, fees, charges, insurance obligations, costs, expenses, obligations, assessments, payments, disbursements, reimbursements and other amounts whatsoever payable by, attributable to or the responsibility of Subtenant, are intended as and shall be deemed "ADDITIONAL

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RENT." Fixed Rent and Additional Rent are sometimes collectively referred to herein as "RENT."

         (c) INTEREST. Any amount due from Subtenant which is not paid within five (5) days of when due shall bear interest for the benefit of Sublandlord at the lower of (i) the maximum rate per annum permitted under applicable law, or
(ii) three percent (3%) per annum plus the Base Rate (such lower rate referred to herein as the "SUBLEASE RATE"); provided, however, that no such interest shall be due from Subtenant for the first payment of Fixed Rent in each calendar year which Subtenant pays after the due date therefor, but within five (5) days of receipt of notice from Sublandlord that the same is past due. Interest shall accrue from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any uncured default by Subtenant under this Sublease. Such rate shall remain in effect after the occurrence of any breach or default hereunder by Subtenant to and until payment of the entire amount due.

         (d) LATE FEES. In the event Subtenant is more than five (5) days late in paying any of its obligations under this Sublease, Subtenant shall pay Sublandlord a late charge equal to three percent (3%) of the delinquent amount; provided, however, that no late fee shall be due from Subtenant for the first payment of Fixed Rent in each calendar year which Subtenant pays after the due date therefor, but within five (5) days of receipt of notice from Sublandlord that the same is past due. The parties agree that it would be impractical or extremely difficult to fix Sublandlord's actual damages due to a late payment by Subtenant and that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Sublandlord in processing each delinquent payment by Subtenant and that such late charge shall be paid to Sublandlord in processing each delinquent payment by Subtenant and that such late charge shall be paid to Sublandlord as liquidated damages for each delinquent payment. The parties further agree that the payment of late charges and the payment of interest provided for in Section 3(c) above are distinct and separate from one another in that the payment of interest is to compensate Sublandlord for the use of Sublandlord's money by Subtenant, while the payment of a late charge is to compensate Sublandlord for the additional administrative expense incurred by Sublandlord in handling and processing delinquent payments. The payment of any late charge by Subtenant and the acceptance thereof by Sublandlord shall not be deemed a waiver by Sublandlord of its rights regarding any default by Subtenant under this Sublease.

4.       SECURITY DEPOSIT.

         (a) SECURITY DEPOSIT. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Six Hundred Fifty Thousand Dollars ($650,000) (the "SECURITY DEPOSIT"), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The Security Deposit is not an advance Rent deposit, an advance payment of any other kind, nor a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, and each default shall continue beyond any applicable period of notice or cure, then Sublandlord may, from time to time,

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upon written notice to Subtenant, but without waiving any other remedy available to Sublandlord, use the Security Deposit, or any portion thereof, to the extent necessary, in Sublandlord's judgment, to cure or remedy the default or to pay Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall deposit with Sublandlord within ten
(10) days following Sublandlord's written demand, the amount so applied in order to restore the Security Deposit to its required amount, and Subtenant's failure to immediately do so shall constitute a default under this Sublease. Upon written request by Subtenant, Sublandlord agrees to provide copies of invoices, receipts or other documentation supporting the amount applied by Sublandlord to such default, but delivery of such documentation may be used by Subtenant only to verify the amount of the Security Deposit applied by Sublandlord, and Subtenant shall not be entitled to dispute Sublandlord's judgment. Subtenant may not assign or encumber the Security Deposit, and any attempt to do so shall be void and shall not be binding on Sublandlord. If Subtenant is not in default with respect to any of the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall cause the Security Deposit to be returned to Subtenant after the expiration or earlier termination of this Sublease. If Subtenant is in default with respect to any of the covenants and obligations set forth in this Sublease at the expiration or earlier termination of this Sublease, Subtenant shall be required to cure such default before Sublandlord is required to cause the Security
Deposit to be returned to Subtenant; provided, however, if the cure of such default requires that Subtenant have access to the Premises and Subtenant no longer has access to the Premises, or if the default is otherwise incapable of being cured by Subtenant, Sublandlord may deduct an amount necessary, in Sublandlord's judgment, to cure or remedy the default to pay Sublandlord for the damages sustained by Sublandlord resulting from Subtenant's default. Sublandlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Security Deposit separate and apart from its general or other funds and may commingle the Security Deposit with any of its general or other funds. Subtenant shall not at any time be entitled to interest on the Security Deposit.

         (b) LETTER OF CREDIT. In lieu of delivering the Security Deposit to Sublandlord, Subtenant may, at Subtenant's sole option, concurrently with the execution of this Sublease, deliver to Sublandlord an unconditional, irrevocable letter of credit (the "LETTER OF CREDIT") in the amount of the Security Deposit as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. The Letter of Credit shall be in form and substance reasonably satisfactory to Sublandlord, and shall be issued by a bank reasonably acceptable to Sublandlord. Sublandlord shall cause the Letter of Credit to include the requirements set forth on Exhibit C attached hereto (the "L/C CONDITIONS"). The Letter of Credit shall not contain any conditions precedent to Sublandlord's ability to draw on the Letter of Credit other than the L/C Conditions. Subtenant shall pay all costs, expenses, points and fees incurred in connection with obtaining the Letter of Credit. Subtenant shall cause the Letter of Credit to be in effect during the Sublease Term and for sixty (60) days after the expiration or earlier termination of the Sublease Term. Subtenant may, from time to time, replace any existing Letter of Credit with a new Letter of Credit if the new Letter of Credit: (i) becomes effective at least thirty (30) days before the expiration of the Letter of Credit it

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replaces; (ii) is in the required amount; (iii) is issued by a bank reasonably acceptable to Sublandlord; and (iv) otherwise complies with the requirements of this Section 4(b). The Letter of Credit is not an advance Rent deposit, an advance payment of any other kind, nor a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, draw on the Letter of Credit, or any portion thereof, to the extent necessary to cure or remedy the default or to pay Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default; provided, however, that Sublandlord shall comply with the L/C Conditions if such conditions are included in the Letter of Credit. Any amount of the Letter of Credit that is drawn on by Sublandlord but not applied shall be held by Sublandlord as a security deposit (the "L/C SECURITY DEPOSIT") which may be applied by Sublandlord for the purposes described in Section 4(a) above, unless Subtenant delivers a replacement Letter of Credit in the full face amount required hereunder, in which event Sublandlord shall refund the amount of any L/C Security Deposit within ten (10) Business Days of Sublandlord's receipt of the replacement Letter of Credit. If Sublandlord has drawn on the Letter of Credit in accordance with the provisions of this Section and the L/C Conditions, and has applied the sums in accordance with this Section 4(b), Subtenant shall replace the Letter of Credit, within ten (10) days following Sublandlord's written demand therefor, with a Letter of Credit in the required amount, and Subtenant's failure to immediately do so shall constitute a default under this Sublease. If Subtenant fails to renew or replace the existing Letter of Credit at least thirty (30) days prior to its expiration, Sublandlord may, without prejudice to any other remedy it may have, draw on all of the Letter of Credit. Notwithstanding the drawing of the Letter of Credit pursuant to the foregoing sentence, Sublandlord shall remit all sums so drawn to Subtenant within ten (10) Business Days of Sublandlord's receipt of replacement Letter of Credit in the full face amount required hereunder and payment of all costs and expenses incurred by Sublandlord with respect to the same. If Subtenant shall fail to replace the Letter of Credit after its expiration, the sums drawn by Sublandlord shall be held by Sublandlord as an L/C Security Deposit and shall be applied by Sublandlord for the purposes described in Section 4(a) above, in accordance with the terms and conditions of such Section. Subtenant may not assign or encumber its interest in the Letter of Credit or the L/C Security Deposit, and any attempt to do so shall be void and shall not be binding on Sublandlord. If there is a good faith dispute as to whether or not Landlord has the right to draw down funds from the Letter of Credit and Subtenant obtains an arbitration decision (in accordance with the terms of Section 41.1 of the Master Lease, as incorporated herein) stating that Landlord has inappropriately drawn down all or any part of the Letter of Credit, Sublandlord shall reimburse Subtenant for the funds inappropriately drawn down.

         (c) FIRST REDUCTION. The amount of the Security Deposit or the Letter of Credit, as applicable, shall be reduced to Five Hundred Twenty-Five Thousand Dollars ($525,000) at the conclusion of the thirtieth (30th) month following the month in which the Sublease Rent Commencement Date occurs (the "FIRST REDUCTION DATE"), and if Subtenant has delivered the Security Deposit, Sublandlord shall refund the difference of One Hundred Twenty-Five Thousand Dollars ($125,000) on or before thirty (30) days

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after Subtenant's request therefor (which request may not be made earlier than the First Reduction Date), or if Subtenant has delivered the Letter of Credit, Subtenant may deliver a replacement Letter of Credit (in accordance with the requirements of Section 4(b) above) in the reduced amount; provided that no breach or default shall exist and be continuing as of the First Reduction Date and Sublandlord has had no occasion to use any portion of the Security Deposit or draw on the Letter of Credit on or before the First Reduction Date.

         (d) SECOND REDUCTION. The amount of the Security Deposit or the Letter of Credit, as applicable, shall be further reduced to Four Hundred Thousand Dollars ($400,000) at the conclusion of the sixtieth (60th) month following the month in which the Sublease Rent Commencement Date occurs (the "SECOND REDUCTION DATE"), and if Subtenant has delivered the Security Deposit, Sublandlord shall refund the difference of One Hundred Twenty-Five Thousand Dollars ($125,000) within thirty (30) days of Subtenant's request therefor (which request may not be made earlier than thirty (30) days prior to the Second Reduction Date), or if Subtenant has delivered the Letter of Credit, Subtenant may deliver a replacement Letter of Credit (in accordance with the requirements of Section 4(b) above) in the reduced amount; provided that no breach or default shall exist and be continuing as of the Second Reduction Date, and Sublandlord has had no occasion to use any portion of the Security Deposit or draw on the Letter of Credit on or before the Second Reduction Date.

         (e) TRANSFER OF THE PREMISES. If Sublandlord disposes of its interest in the Premises, Sublandlord may deliver or credit the Security Deposit, or transfer or assign the Letter of Credit, as applicable, to Sublandlord's successors-in-interest in the Premises and thereby be relieved of further responsibility with respect to the Security Deposit or the Letter of Credit, as applicable. If Sublandlord does not so deliver or credit the Security Deposit, or transfer or assign the Letter of Credit, as the case may be, Sublandlord shall return the Security Deposit or transfer the Letter of Credit, as appropriate, to Subtenant within fifteen (15) days of the effective date of the transfer of its interest in the Premises.

5.       TAXES, UTILITIES AND OTHER CHARGES.

         (a) TAXES. Subtenant shall pay Subtenant's Share of the Tax Payment, as the same may be increased form time to time pursuant to Article 27 of the Master Lease, to Sublandlord no later than thirty (30) days after receipt of Sublandlord's request for payment of Subtenant's Share of Taxes, which request shall be accompanied by a breakdown of the determination of Subtenant's Share of Taxes and a copy of the tax bill from the taxing authority. Under no circumstances shall the Tax Payment include penalties or interest due to the later payment of the Tax Payment by Sublandlord.

         (b) HVAC. At Sublandlord's cost and expense, Sublandlord shall provide building standard heating, ventilation and air conditioning ("HVAC") via perimeter window heating/cooling induction units and interior air supply from the base Building Systems, and in accordance with base Building design, to that portion of the Premises depicted on EXHIBIT D attached hereto, which area is not currently served by HVAC (the "RECAPTURED Space"). Sublandlord will cause the interior air supply into the Premises to

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be at least 8200 CFM (cubic feet per minute). Subtenant acknowledges and agrees that (i) the work to supply perimeter HVAC to the Recaptured Space will be performed concurrently with Subtenant's Work and will not affect the Sublease Commencement Date or the Sublease Rent Commencement Date; (ii) the work to supply interior air HVAC to the Recaptured Space will not include any means or method of distributing HVAC within or through the Recaptured Space or the Premises; and (iii) Sublandlord is not performing any work on the system which is currently in place to provide HVAC to that portion of the Premises which does not constitute the Recaptured Space.

         (c) ELECTRICITY. The Premises may be directly metered or submetered as determined by Sublandlord in its sole and absolute discretion. If the Premises is directly metered, Subtenant shall be responsible for its actual electrical usage. If the Premises is submetered, Subtenant shall pay its share of electrical usage based on the average cost per kilowatt-hour to Sublandlord, as determined under Section 13.1(B) of the Master Lease, and Subtenant shall pay its share to Sublandlord no later than thirty (30) days after receipt of Sublandlord's request for payment therefor (including supporting documentation and calculation of Subtenant's share). The Premise shall have a minimum total connected load of at least six (6) watts of power per useable square foot throughout the Sublease Term.

         (d) OTHER CHARGES. Upon written request by Sublandlord, Subtenant shall reimburse Sublandlord within thirty (30) days of written request therefor, which request shall include reasonable supporting documentation of the amounts set forth therein, for any bona fide charges which are billed by Master Landlord to Sublandlord under the Master Lease (including, without limitation, charges for Overtime Periods or After Hours Periods, subject, however, to the provisions of this Section 5(d)), provided that such charges are reasonably and appropriately attributable to the Premises or Subtenant's use thereof during the Sublease Term. All such charges are intended to be and shall be deemed Additional Rent. Without limiting the generality of the foregoing, Subtenant shall reimburse Sublandlord for all amounts attributable to the Premises and paid to Master Landlord for services provided to office space to the extent such services are reasonably available to and either requested by or made use of by Subtenant, and excluding any services provided during any After Hours Periods and/or Overtime Periods for which Subtenant did not request services and during which periods the Premises are not being used by Subtenant. Such charges shall specifically exclude the following:

                  (i) the cost of any service(s) which, although available to Subtenant, are provided at the request of Sublandlord or other tenant of the Building and which are not used by Subtenant; and

                  (ii) payments for Electricity, Taxes and Operating Expenses, provisions for the payment of which are expressly provided for elsewhere in this Sublease.

Sublandlord agrees that no charges, costs, or expenses billed to Subtenant pursuant to this Section 5(d) shall be duplicative of any charges, costs or expenses paid or payable by Subtenant pursuant to the provisions of this Sublease. Subtenant hereby confirms that

Master Landlord has confirmed that the current overtime charge for base Building HVAC is $350 per hour, inclusive of the personnel required to operate such machinery.

6. DELIVERY OF POSSESSION. Sublandlord agrees to deliver the Premises in broom clean condition to the possession of Subtenant by or after 8:00 am on the day following mutual execution of this Sublease. The Premises are leased without any representation or warranty by Sublandlord whatsoever (except as may be expressly set forth herein), "AS IS", "WHERE IS" and in their existing condition as of the date hereof, subject to all faults and defects whatsoever. Subtenant further acknowledges that Subtenant has verified to Subtenant's satisfaction (among other things Subtenant deems relevant), zoning, the size and dimensions of the Premises (including, without limitation, the size and location of load-bearing walls, beams and columns), ceiling height, size, access for loading, and Subtenant's ability to obtain all permits, licenses or other governmental approvals or consents (including, without limitation, a certificate of occupancy (or its local equivalent)) as may be required for the design, construction, improvement, occupancy and use of the Premises by the applicable laws, statutes, ordinances, rules and regulations of the jurisdictions in which the Premises is located (collectively, the "PERMITS"). Subtenant, at its sole cost and expense, shall obtain any and all Permits and shall deliver copies of all Permits to Sublandlord prior to commencing Subtenant's Work (defined below).

7.       SUBTENANT'S WORK; TENANT IMPROVEMENT ALLOWANCE.

         (a) Subtenant shall be responsible, at its sole cost and expense, for the design and construction of all improvements required to construct a first-class office space in accordance with the requirements of this Sublease and all Requirements, pursuant to the provisions of the Master Lease, including, without limitation, the provisions of Article 3 of the Master lease, as modified herein (collectively, "SUBTENANT'S WORK"). Notwithstanding anything to the contrary contained herein or in the Master Lease, Subtenant agrees that, it shall not at any time place or construct any kitchen, bathroom or other facilities which involve running water ("WATER FACILITIES") such that the same shall be located in the area of the Premises which is directly above the portion of the Master Premises that will be operated as a broadcasting studio (the "RESTRICTED AREA"). However, Subtenant shall have no obligation to relocate any Water Facilities existing as of the Sublease Commencement Date, whether or not now or hereafter located in a Restricted Area, nor any obligation at any time to relocate Water Facilities located in a non-restricted area as of the Sublease Rent Commencement Date, which later become located within a Restricted Area due to the construction, expansion and/or relocation of the broadcasting studio after the date of the construction of the respective Water Facilities. In addition, Subtenant agrees that any ducts, pipes, and/or conduits installed by Subtenant that are placed within the Restricted Area by Subtenant will be sealed watertight. Subtenant shall deliver all items required to be delivered under the terms of the Master Lease to Sublandlord at least five (5) Business Days prior to the date such items are required to be delivered to master landlord under the terms of the Master Lease, and Sublandlord shall have a period of five (5) Business Days in addition to the time periods provided in the Master Lease to consider any matter to be approved by Master Landlord under the terms of the Master Lease. Sublandlord covenants and agrees that it shall contribute the lesser of (i) Six Hundred Twelve Thousand Two Hundred Fifty-Five Dollars ($612,255) or (ii) Subtenant's actual out-of-pocket cost to complete Subtenant's Work (the "TENANT IMPROVEMENT ALLOWANCE"), to be paid upon the completion of Subtenant's Work within thirty (30) days of the date that Subtenant delivers bona-fide receipts and underlying support documentation reasonably acceptable to Sublandlord in connection with the construction of Subtenant's Work.

         (b) In connection with any construction-related meetings Sublandlord or its representatives may have with Master Landlord or its representatives, Subtenant agrees to reasonably cooperate in providing such information, plans or documentation as Sublandlord may request.

         (c) Subtenant acknowledges that Sublandlord intends to begin broadcasting from the Master Premises on or about September 1, 1999, and that any construction during broadcasting would be highly disruptive and damaging to Sublandlord. Subtenant therefore agrees to use commercially reasonable efforts to substantially complete construction of the Alterations at the Premises and furnishing of the Premises on or before September 1, 1999. Subtenant agrees that under no circumstances shall Subtenant conduct any construction activities after August 30, 1999 without first submitting a written daily construction schedule to Sublandlord and receiving Sublandlord's written consent to such construction schedule. Subtenant further agrees to strictly abide by such approved construction schedules. The parties agree that time is of the essence with respect to this Section 7(c).

8. INSURANCE. Throughout the Sublease Term, Subtenant agrees to obtain and maintain insurance meeting the requirements of Article 9 of the Master Lease, as modified by this Sublease. Subtenant shall name both Master Landlord and Sublandlord as additional insureds under the insurance policies. Subtenant shall provide certificates evidencing the required insurance to Sublandlord and Master Landlord prior to and as a condition of occupancy of the Premises. Sublandlord' s insurance obligations shall be those of Tenant under the Master Lease.

9. ACCESS; BUILDING SECURITY. Subtenant shall be entitled to have access to the Premises 24 hours a day/7 days a week without notice to Sublandlord of Master Landlord and without the presence of a Master Landlord or Sublandlord representative. Subtenant agrees to comply with all reasonable security regulations of Sublandlord and Master Landlord of which Subtenant has been provided written notice. Subtenant acknowledges and agrees that, except as specifically provided in the Master Lease (as incorporated herein), Sublandlord shall have no obligation to provide security or security services to Subtenant.

10. UTILITIES AND SERVICES. Sublandlord agrees to arrange with Master Landlord for electricity, water, and other services necessary for the operation of Subtenant's business from the Premises ("NECESSARY SERVICES") to be provided to Subtenant on the terms set forth in the Master Lease. Except as specifically provided in Section 5(b) and 5(c) above, Sublandlord makes no representation about the availability or adequacy of such services, and Sublandlord shall not be responsible for Master

Landlord's failure to provide the same. Anything contained in the foregoing to the contrary notwithstanding, Sublandlord hereby covenants and warrants that if the Necessary Services are not available to the Premises at any time during the term of this Sublease, and provided that there shall be no Event of Default hereunder, Sublandlord shall use commercially reasonable efforts (which shall not be deemed to require litigation) in seeking to obtain the same from the Master Landlord to the extent that Master Landlord is obligated to provide such services to Sublandlord under the Master Lease.

11.      THE MASTER LEASE.

         (a) Subtenant covenants and agrees that all obligations of "Tenant" under the terms of the Master Lease (as herein incorporated) shall be done or performed by Subtenant with respect to the Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord or Master Landlord as Sublandlord may reasonably determine to be appropriate or required by the respective interests of Sublandlord and Master Landlord. In any case where Subtenant has rights under the Master Lease which would ordinarily run to "Tenant" under the Master Lease and which require the consent of Master Landlord, Subtenant agrees to direct any request regarding that right to Sublandlord, who will then communicate directly to Master Landlord regarding the request. Sublandlord agrees to forward any such request to Master Landlord immediately upon Sublandlord's receipt thereof, but in any case within three (3) Business Days of Sublandlord's receipt of any such request. Sublandlord agrees to promptly communicate any response from Master Landlord to Subtenant in writing no more than three (3) Business Days after receipt; provided, however, that in no event shall the foregoing be deemed to extend the time period within which Sublandlord is required to respond to Subtenant's request hereunder. Subtenant agrees to indemnify Sublandlord and hold it harmless from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by Sublandlord as a result of the non-performance or non-observance of any Sublandlord's obligations under the Master Lease which are the result of a default by Subtenant under this Sublease. Sublandlord agrees to indemnify Subtenant and hold it harmless from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by Subtenant as a result of the non-observance by Sublandlord of any of Sublandlord's obligations as "Tenant" under the Master Lease. Neither Subtenant nor Sublandlord shall do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease, and/or the Master Lease.

         (b) Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Master Landlord to Sublandlord under the Master Lease with respect to the Premises, except as otherwise provided by this Sublease or by the Master Lease (as incorporated herein), and Sublandlord hereby agrees to use commercially reasonable efforts (which shall not be deemed to require litigation) in seeking to enforce said rights of Subtenant against Master Landlord. Subtenant acknowledges that Sublandlord is not the owner of the Building and Subtenant shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Master Landlord's default under the Master Lease so long as Sublandlord is complying with its obligations under Sections 10 and 11 of this Sublease to seek enforcement of the Master Lease against Master Landlord. Any condition resulting from a default by Master Landlord shall not constitute an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the rent provided for in this Sublease so long as Sublandlord is complying with its obligations under Sections 10 and 11 of this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Master Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Premises.

         (c) In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available to Master Landlord under the Master Lease in the event of a similar default on the part of Sublandlord as "Tenant" thereunder, as if Sublandlord were Master Landlord and Subtenant were Tenant.

         (d) In the event Sublandlord shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Subtenant shall have available to it against Sublandlord all of the remedies available to Sublandlord as "Tenant" under the Master Lease in the event of a similar default on the part of the Master Landlord thereunder, as if Sublandlord were Master Landlord and Subtenant were Tenant. In addition, subject to any Unavoidable Delays, if Sublandlord fails to perform any of Sublandlord's obligations pursuant to this Sublease which materially affect Subtenant's reasonable access to the Premises and/or Subtenant's ability to conduct its business in the Premises, or if Master Landlord fails to perform any of its obligations under the Master Lease with respect to the Premises which materially affect Subtenant's reasonable access to the Premises and/or Subtenant's ability to conduct its business in the Premises, Subtenant may provide written notice of such failure (the "FIRST NOTICE") to Sublandlord specifying in detail the nature and manner of such failure (any such failure referred to herein as a "SUBLANDLORD DEFAULT"), specifying in what respects the Sublandlord Default materially affects Subtenant's ability to conduct its business in the Premises, and stating Subtenant's intent to exercise its rights under this Section 11(d). If either (i) the Sublandlord Default shall not have been cured by either Sublandlord or Master Landlord within thirty (30) days following Sublandlord's receipt of the First Notice or (ii) the Sublandlord Default is not capable of cure within thirty (30) days and Sublandlord or Master Landlord has not commenced cure of the Sublandlord Default within such 30-day period and diligently prosecuted the cure to completion within a reasonable time, then Subtenant may provide a second written notice (the "SECOND NOTICE") of such Sublandlord Default to Sublandlord specifying in detail the nature and manner of the continuing Sublandlord Default, specifying in what respects the Sublandlord Default materially affects Subtenant's reasonable access to the Premises and/or Subtenant's ability to conduct its business in the Premises, stating Subtenant's intent to exercise its rights under this Section 11(d) and stating that it is the second and final notice. If either (i) the Sublandlord Default shall not have been cured by either Sublandlord or Master Landlord within thirty (30) days following Sublandlord's receipt of the Second Notice or (ii) the Sublandlord Default is not capable of cure within thirty (30) days and Sublandlord or Master Landlord has not commenced cure of the Sublandlord Default within such 30-day period and diligently prosecuted the cure to completion within a reasonable time, then Subtenant may cure such Sublandlord Default if such cure may be effected within the Premises without affecting any Building Systems, the structure of the Building, or any area outside of the Premises. Nothing contained herein shall give Subtenant the right to cure a Sublandlord Default which originates or requires work outside the Premises. If Subtenant is prohibited from exercising its right to cure a Sublandlord Default under this Section 11(d) due to the fact that the cure by Subtenant would affect a Building System, the structure of the Building or any area outside the Premises, and if the Sublandlord Default shall continue for more than thirty (30) days (subject to extension as provided above) following Sublandlord's receipt of the Second Notice, then Subtenant's Rent shall be abated from the date that Sublandlord's cure rights hereunder expire until the date that the Sublandlord's Default shall have been cured by the Sublandlord or Master Landlord. Anything contained in the foregoing or elsewhere in this Sublease to the contrary notwithstanding, if the Sublandlord Default shall be of such a nature that its continuation without repair would create an immediate danger to the health or safety of individuals and/or would create an immediate danger of substantial or material damage to or waste of the Premises or Subtenant's property located in the Premises, Subtenant shall immediately give written notice thereof to Sublandlord and, so long as Subtenant gives written notice of the emergency, Subtenant shall have the right to immediately take whatever actions within the Premises as are reasonably necessary to alleviate such danger, the notice requirements of this Section notwithstanding. Any exercise by Subtenant of its rights under this Section 11(d) shall be at Subtenant's sole risk. Subtenant hereby indemnifies and holds the Indemnitees harmless from any and all losses, costs, damages, liability and/or claims made by any Persons (including, without limitation, other tenants) in connection with Subtenant's exercise of its rights under this Section 11(d). If Subtenant cures the Sublandlord Default as permitted under this Section 11(d) Sublandlord shall reimburse Subtenant for the reasonable, out-of-pocket expenses incurred by Subtenant in completing such cure within thirty (30) days following Sublandlord's receipt of Subtenant's invoice, including reasonable supporting documentation of all amounts. If Sublandlord fails to timely pay Subtenant the invoiced amounts, the unpaid amount shall accrue interest at the Sublease Rate from and after the expiration of the thirty (30) day period until paid in full. If Sublandlord disputes any matter under this Section 11(d), such dispute shall be resolved in accordance with the Dispute Resolution Procedure set forth in
Section 41.1 of the Master Lease, but pending the resolution of such dispute, Sublandlord's judgment shall control.

         (e) Subtenant agrees that the consent of Subtenant shall not be required for any amendment or modification of the Master Lease as long as such change does not materially or unreasonably increase Subtenant's obligations hereunder or Subtenant's Share, nor shorten the term of the Sublease or otherwise materially affect any of the economic or operating terms of this Sublease or Subtenant's ability to conduct business in the Premises.

12. BROKERS; NO THIRD PARTY BENEFICIARIES. Each party warrants that it has had no dealings with any real estate broker or agent other than Jones Lang LaSalle Partners, or The Widewaters Group, Inc. (collectively, "BROKER") in connection with the negotiation of this Sublease, except that Subtenant has been represented in part by Equis. Each party agrees to indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any compensation, commissions or charges claimed by any other real estate broker or agent (including Equis) other than Broker employed or claiming to represent or to have been employed by each party in connection with the negotiation of this Sublease. Sublandlord will be responsible for the payment of all brokerage commissions due to Broker in connection with this Sublease (the "BROKERAGE Commission") in accordance with one or more separate broker's agreements. Nothing in this Section 12 or in any other provision of this Sublease is intended or shall be deemed to confer any rights or benefits upon any entity or person other than the parties hereto or to make or render any such other entity or person a third-party beneficiary of this Sublease.

13. NOTICES. All notices and other communications authorized or required hereunder shall be deemed adequate if in writing and delivered by a nationally recognized courier service (against a signed receipt) or if sent by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:

         If to Sublandlord:         Times Square Studios Ltd
                                    c/o   Walt Disney Imagineering -
                                          Corporate Real Estate
                                    1401 Flower Street
                                    P.O. Box 25020
                                    Glendale, CA 91201
                                    Attn:  Lease Administration

         With a copy to:            The Walt Disney Company
                                    500 South Buena Vista Street
                                    Burbank, CA 91521-6371
                                    Attn:  Corporate Legal Real Estate

         If to Subtenant:           Applied Theory Corporation
                                    125 Elwood David Road
                                    Liverpool, NY 13088
                                    Attn:  Terri Kennett

         With a copy to:            Applied Theory Corporation
                                    1500 Broadway
                                    Suite 300
                                    New York, NY 10036
                                    Attn:  Diane Barker

The name or address for notice may be changed by giving notice in accordance with this section. Notice shall be deemed given upon receipt or refusal of same.

14.      ASSIGNMENT AND SUBLETTING.

         (a) Subject to the provisions of the Master Lease, including, without limitation, the obligation to obtain Master Landlord's and Sublandlord's (as if Sublandlord were Master Landlord) prior written consent under Article 12 of the Master Lease, Subtenant may assign this Sublease or sublet all of the Premises; provided, however, that if any prospective assignee or subtenant of Subtenant, or any affiliate or subsidiary of such prospective assignee or subtenant (whether or not such entity is a Related Entity of Subtenant), is engaged in any line of business in which ABC, Inc. or any of its affiliates or subsidiaries is engaged (a "SIMILAR ENTITY"), Sublandlord may grant or withhold its consent in its sole and absolute discretion. Notwithstanding anything to the contrary herein or in the Master Lease, Subtenant may not assign this Sublease or sublet the Premises to more than one Person. Any assignment of this Sublease or any sublease of the Premises shall not relieve Subtenant of any of its obligations under this Sublease. Notwithstanding anything to the contrary contained herein, except as otherwise provided above or in the Master Lease (as incorporated herein), this Sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet in whole or in part, or any part thereof suffered or permitted by Subtenant to be used or occupied by others, without the prior written consent of Master Landlord in each instance, which consent shall be granted or withheld in accordance with the provisions of
Article 12 of the Master Lease, to the extent Master Landlord's consent is required by Article 12 of the Master Lease. Sublandlord hereby convenants and warrants that it shall cooperate with Subtenant in obtaining the consent of Master Landlord in such cases as such consent may be required.

         (b) Sublandlord shall be entitled to receive fifty percent (50%) of any Assignment Profit and/or Sublease Profit derived from an assignment or further sublease of the Premises in accordance with the provisions of Section 12.7 of the Master Lease.

15. FORCE MAJEURE. The period of time during which the either party is prevented from performing any act required to be performed pursuant to this Sublease by events beyond the reasonable control of such party shall be added to the time for performance of such acts.

16. FURTHER ASSURANCES. Each party to this Sublease will at its own cost and expense, execute and deliver such further documents and instruments and will take such other actions as may be reasonably required to evidence or carry out the intent and purposes of this Sublease.

17. SUCCESSORS AND ASSIGNS. This Sublease is binding on and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

18. GOVERNING LAW. This Sublease will be governed by, and construed in accordance with, New York law.

19. CONFIDENTIALITY. Except as expressly directed by the other party, or as required by law, Subtenant, Sublandlord and their respective officers, directors, employees, agents and contractors shall keep in strict confidence and shall not use, publish or divulge any Confidential Information (defined below) whatsoever relating to the terms of this Sublease or the business or finances of the other party to any third party. Except as expressly directed or permitted by Sublandlord, Subtenant shall not make or issue any public statement referencing Sublandlord or any of its subsidiaries or affiliates (including, without limitation, Disney, ABC and ESPN) to the press or to other media. Sublandlord and Subtenant agree that they shall be responsible for any disclosure of Confidential Information by their respective directors, officers, employees, and agents that would constitute a breach of this Sublease. In the event of any breach of this Section, the non-breaching party will be entitled, in addition to any other remedies that it may have at law or in equity, to injunctive relief or an order of specific performance. The provisions of this Section shall survive the expiration or sooner termination of this Sublease for a period of two (2) years. For purposes of this Sublease, "CONFIDENTIAL INFORMATION" means all non-public, confidential or proprietary information that one party or any of its affiliates make available to the other party any of its affiliates make available to the other party any of its affiliates, in connection with this Sublease, Confidential Information shall include, but not be limited to, the specific terms and conditions of this Sublease as well as information related to the past, present and future plans, ideas, business strategies, marketing programs, activities, customers and suppliers of Sublandlord, Sublandlord's affiliates, Subtenant and/or Subtenant's affiliates. Confidential Information shall not include information that is or becomes generally available to the public other than as a result of a breach of this Sublease by the receiving party.

20. SEVERABILITY. If any term or provision of this Sublease is held to be invalid or unenforceable to any extent, the remainder of this Sublease will not be affected, and each term or provision of this Sublease will be valid and will be enforced to the fullest extent permitted by law. If the application of any term or provision of this Sublease to any person or circumstance is held to be invalid or unenforceable, the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected, and such term or provision will be valid and will be enforced to the fullest extent permitted by law.

21. AUTHORITY. The individuals signing this Sublease on behalf of a corporate party or other legal entity represent and warrant that each of them is duly authorized to execute and deliver this Sublease on behalf of the corporation or entity, as the case may be, and that this Sublease is binding on such party in accordance with its terms. Concurrently with the execution of this Sublease, each party to this Sublease shall deliver to the other party a duly certified copy of a resolution of the corporation's board of directors or governing body, as appropriate, authorizing execution of this Sublease. Sublandlord hereby represents and warrants that it has full power and authority to enter into this Sublease and to perform its obligations hereunder.

22. EFFECTIVENESS OF SUBLEASE. This Sublease is conditioned upon and shall only be effective upon receipt of the approval of Master Landlord, Credit Lyonnais

New York Branch and Starwood Financial Trust. In connection with the approval by the Master Landlord, such approval shall include the delivery of an estoppel certificate in accordance with Section 7.4 of the Master Lease. If such consents shall not be obtained within (60) sixty days following the date hereof, then either Sublandlord or Subtenant shall have the right to terminate this Sublease upon notice delivered to the other party, any upon the deliver of such notice (unless such consents shall have been obtained), this Sublease shall terminate and be of no further force or effect and neither party shall have any further rights against the other by reason thereof, except pursuant to Sections 4, 11(a), 12 and 19 hereof. Sublandlord hereby convenants to use commercially reasonable efforts to obtain the approvals required under this Section 22 within the time permitted. Provided Subtenant and Sublandlord execute this Sublease and Master Landlord grants its consent to this Sublease, Sublandlord agrees to reimburse Subtenant for all out-of-pocket costs and expenses incurred by Subtenant in connection with this Sublease in the event that the approvals of Credit Lyonnais New York Branch and Starwood Financial Trust are not received within 90 days following the date hereof and this Sublease is terminated pursuant to this Section 22.

23. NO USE OF TRADEMARK. Subtenant does not acquire any right under this Sublease to use, and shall not use, Sublandlord's name "Disney" (either alone or in conjunction with or as part of any other word or name) or any registered trademarks or service market or any fanciful characters or designs of Sublandlord or Sublandlord's affiliates: (a) in any advertising, publicity or promotion; (b) to express or imply any endorsement by Sublandlord of any services of Subtenant or any other person or entity; or (c) in any other manner whatsoever whatsoever (whether or not similar to the uses hereinabove specifically prohibited). The provisions of this Section shall survive the expiration or earlier termination of this Sublease).

24. SIGNAGE. Subtenant hereby acknowledges and agrees that all windows of the Premises (a) facing Broadway and (b) along 43rd Street (starting from the corner of Broadway) between the first two column bays, on the exterior of the Building may be blocked by the signage of Sublandlord or others, and that Subtenant shall have no ability or right to object to such signage in any manner whatsoever.

25. ENTIRETY OF AGREEMENT. This Sublease, together with all Exhibits and the portions of the Master Lease incorporated herein, constitutes the entire Sublease and supersedes all previous agreements, promises, representations, understandings and negotiations between the parties has been induced to enter into this Sublease, nor is any party relying on any representation or warranty outside those expressly set forth in this Sublease. Any agreement made after the date of this Sublease is ineffective to modify, waiver or terminate this assignment, in whole or in part, unless that agreement is in writing, is signed by the parties to this Sublease, and specifically refers to this Sublease.

26. COUNTERPARTS. This Sublease may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original and which, together, shall constitute and be one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have executed this Sublease
Agreement as of the day and year first above written.

                                                     SUBLANDLORD

                                                     TIMES SQUARE STUDIOS LTD,
                                                     a New York corporation



                                                     By: /s/ Tony Basalari
                                                        -----------------------
                                                     Name: Tony Basalari
                                                          ---------------------
                                                     Its:  Vice President
                                                         ----------------------



                                                     SUBTENANT:

                                                     APPLIED THEORY CORPORATION,
                                                     a Delaware corporation



                                                     By: /s/ David A. Buckel
                                                        -----------------------
                                                     Name: David A. Buckel
                                                          ---------------------
                                                     Its:  V.P./CFO
                                                         ----------------------

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